Exhibit 99(a)

Windstream completes first full year with solid quarterly results

Board of directors approves $400 million share repurchase plan through 2009

Release date: Feb. 8, 2008

LITTLE ROCK, Ark. – Windstream Corporation (NYSE: WIN) achieved solid financial results in the fourth quarter and delivered a strong financial performance in its first full fiscal year as a public company. The company’s board of directors also adopted a $400 million share repurchase plan.

“Windstream delivered another quarter with solid financial performance and industry leading operating metrics despite gradually increasing competition,” said Jeff Gardner, president and CEO. “We achieved revenue and operating cash flow growth, on a pro forma basis, for the year and met the financial guidance we provided in early 2007. Strategically, we nearly doubled our presence in North Carolina with the acquisition of CT Communications and successfully split-off our directory publishing business to focus entirely on our core communications and entertainment business.”

Windstream achieved diluted earnings per share for the quarter under Generally Accepted Accounting Principles (GAAP) of $1.25, which included a tax-free gain of approximately $451 million related to the sale of the company’s directory publishing business and $3.3 million in merger and integration costs related primarily to the acquisition of CT Communications. Diluted earnings per share under GAAP for the year was $1.94.

Free cash flow, defined as net cash provided from operations less capital expenditures, was $668 million for the year, equating to a dividend payout ratio of 71 percent.

Financial highlights:

Among the highlights for the fourth quarter on a GAAP basis:

•	Revenues were $828 million, essentially the same as a year ago.

•	Operating income was $300 million, a 5 percent increase year-over-year.

•	Net income was $584 million, a 396 percent increase from a year ago.

Among the pro forma highlights for the fourth quarter from current businesses:

•	Revenues were $804 million, a 3 percent decrease from a year ago.

•	Operating income before depreciation and amortization was $415 million, essentially the same year-over-year.

•	Operating income was $292 million, a 4 percent increase from a year ago.

•	Average revenue per customer was $80.85, an increase of 3 percent from a year ago.

Among the highlights for 2007 on a GAAP basis:

•	Revenues were $3.261 billion, an 8 percent increase from a year ago.

•	Operating income was $1.151 billion, a 28 percent increase year-over-year.

•	Net income was $917 million, a 68 percent increase from a year ago.

•	Net cash provided from operations was $1.034 billion.

•	Capital expenditures were $366 million.

Among the pro forma highlights for 2007 from current businesses:

•	Revenues were $3.262 billion, a 1 percent increase from a year ago.

•	Operating income before depreciation and amortization was $1.657 billion, a 1 percent increase year-over-year.

•	Operating income was $1.123 billion, a 3 percent increase from a year ago.

•	Average revenue per customer was $80.22, a 6 percent increase year-over-year.

•	Capital expenditures were $397 million for the year.

Fourth-quarter operating highlights:

Windstream added more than 41,000 broadband customers during the quarter, bringing its total broadband customer base to more than 871,000 – a 28 percent increase from a year ago and a 27 percent penetration rate of total access lines.

Windstream added more than 18,000 digital TV customers, increasing its total customer base to approximately 196,000, or 10 percent penetration of primary residential lines.

Total access lines declined by roughly 38,000, or 4.6 percent year-over-year, a 7,000 line improvement year-over-year in the absolute lines lost. Total lines at the end of the year were 3.2 million.

“Broadband growth in the quarter continued to outpace declines in access lines, which slowed year-over-year, a notable accomplishment in light of increasing voice competition in our markets,” Gardner said.

Share repurchase plan

Windstream’s board of directors adopted a $400 million share repurchase plan that will expire at the end of 2009. Based on the closing stock price as of Thursday, Feb. 7, 2008, the repurchase plan would equate to approximately 8 percent of total shares outstanding and reduce the dividend payout ratio by 300 to 400 basis points when completed. Under the repurchase plan, the company anticipates purchasing shares either in the open market or through private transactions, in accordance with applicable securities laws. The timing and extent to which the company repurchases its shares will depend upon market conditions and other corporate considerations as may be considered in the company’s sole discretion. The program is scheduled to expire on Dec. 31, 2009, unless extended by the board, but may be suspended or discontinued at any time. As of Dec. 31, 2007, Windstream had 454 million shares outstanding.

Financial outlook for 2008

Windstream issued the following financial guidance for 2008:

	2007 Pro Forma Results	2008 Guidance Range	% Change
Revenue	$3.262 billion	$3.160 -$3.290 billion	(3%) – 1%
OIBDA	$1.657 billion	$1.605 -$1.675 billion	(3%) – 1%
Capex	$397 million	$340 - $370 million	(14%) – (7%)

The company expects depreciation and amortization expense of approximately $500 million to $505 million; cash interest of approximately $410 million to $415 million; and a cash tax rate in the low 30 percent range for 2008.

The company expects its dividend payout ratio to stay within a range of 70 to 75 percent of free cash flow again in 2008, without contemplating accretion from the authorized share repurchase program.

“Windstream has quality operating assets with significant cash generating capabilities that we believe can be sustained over a long period of time. We implemented several new operational initiatives near the end of 2007 to provide even greater focus on serving our customers and improving our competitiveness. As a result, we are optimistic about 2008,” Gardner said.

Conference call

Windstream will hold a conference call at 7:30 a.m. CST today to review the company’s fourth-quarter earnings results.

To access the call:

Interested parties can access the call by dialing 1-866-873-7782, conference ID 30589672, 10 minutes prior to the start time.

The international dial-in number is 1-660-422-4943, conference ID 30589672.

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CST today and ending at midnight CST on Feb. 22. The replay can be accessed by dialing 1-800-642-1687, conference ID 30589672.

The international dial-in number for the replay is 1-706-645-9291, conference ID 30589672.

Web cast information:

The conference call also will be streamed live over the company’s Web site at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the Web cast will be available on the Web site beginning at 10:30 a.m. CST today.

About Windstream

Windstream Corporation provides voice, broadband and entertainment services to customers in 16 states. The company has approximately 3.2 million access lines and about $3.3 billion in annual revenues. For more information, visit www.windstream.com.

Windstream was formed July 17, 2006, through the spinoff of Alltel’s wireline business and its merger with VALOR Communications Group, Inc.

Windstream’s GAAP results reflect the Alltel wireline business for the entire year of 2006 through the fourth quarter of 2007; the VALOR business starting July 17, 2006; and CTC’s business starting Sept. 1, 2007. Pro forma results from current businesses are non-GAAP financial measures that include results from VALOR and CTC for periods prior to the merger, and excludes various non-recurring items related to the transactions, the discontinuance of SFAS No. 71 and the split-off of the company’s directory publishing business. A reconciliation of pro forma results from current businesses to the comparable GAAP measures is included in the following financial schedules.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the statements regarding Windstream’s financial guidance for 2008, are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; continued access line loss; the impact of new, emerging or competing technologies; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, rules and regulations governing the communications industry; the adoption of inter-carrier compensation and/or universal service reforms by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream; an adverse development regarding the tax treatment of the spin off from Alltel on July 17, 2006, and the restrictions on certain financing and other activities imposed by the tax sharing agreement with Alltel; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unexpected results of litigation; the effects of work stoppages; the impact of equipment failure, natural disasters or terrorist acts; the ability to execute the company’s share repurchase program or the ability to achieve the desired accretive effect from such repurchases; and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2006. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

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Media Relations Contact:

David Avery, 501-748-5876

david.avery@windstream.com

Investor Relations Contacts:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

Rob Clancy, 501-748-5550

rob.clancy@windstream

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME-Page 1

(In millions, except per share amounts)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	December 31, 2007	December 31, 2006	Increase (Decrease) Amount	%	December 31, 2007	December 31, 2006	Increase (Decrease) Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$762.6	$731.9	$30.7	4	$2,959.4	$2,633.6	$325.8	12
Product sales	65.2	95.7	(30.5)	(32)	301.4	399.7	(98.3)	(25)

Total revenues and sales	827.8	827.6	0.2	—	3,260.8	3,033.3	227.5	8

Costs and expenses:
Cost of services	256.8	237.8	19.0	8	992.0	858.4	133.6	16
Cost of products sold	40.8	47.1	(6.3)	(13)	184.2	281.8	(97.6)	(35)
Selling, general, administrative and other	102.9	106.6	(3.7)	(3)	412.1	365.7	46.4	13
Depreciation and amortization	122.8	124.0	(1.2)	(1)	507.5	449.6	57.9	13
Royalty expense to Alltel	—	—	—	—	—	129.6	(129.6)	(100)
Restructuring charges	1.1	10.6	(9.5)	(90)	4.6	10.6	(6.0)	(57)
Merger and integration costs	3.3	15.9	(12.6)	(79)	9.3	38.8	(29.5)	(76)

Total costs and expenses	527.7	542.0	(14.3)	(3)	2,109.7	2,134.5	(24.8)	(1)

Operating income	300.1	285.6	14.5	5	1,151.1	898.8	252.3	28
Other income, net	(0.6)	4.9	(5.5)	(112)	11.1	8.7	2.4	28
Gain on sale of publishing business	451.3	—	451.3	—	451.3	—	451.3	—
Loss on extinguishment of debt	—	—	—	—	—	(7.9)	7.9	100
Intercompany interest income from Alltel	—	—	—	—	—	31.9	(31.9)	(100)
Interest expense	(112.0)	(109.7)	(2.3)	(2)	(444.4)	(209.6)	(234.8)	(112)

Income before income taxes and extraordinary item	638.8	180.8	458.0	253	1,169.1	721.9	447.2	62
Income taxes	55.2	63.1	(7.9)	(13)	252.0	276.3	(24.3)	(9)

Income before extraordinary item	583.6	117.7	465.9	396	917.1	445.6	471.5	106
Extraordinary item, net of income taxes	—	—	—	—	—	99.7	(99.7)	(100)

Net income	$583.6	$117.7	$465.9	396	$917.1	$545.3	$371.8	68

Weighted average common shares:
Basic	466.6	473.5	(6.9)	(1)	471.9	435.2	36.7	8
Diluted	467.6	474.1	(6.5)	(1)	473.0	435.4	37.6	9

Earnings per share:
Basic:
Income before extraordinary item	$1.25	$.25	$1.00	400	$1.94	$1.02	$.92	90
Extraordinary item	—	—	—	—	—	.23	(.23)	(100)

Net income	$1.25	$.25	$1.00	400	$1.94	$1.25	$.69	55

Diluted:
Income before extraordinary item	$1.25	$.25	$1.00	400	$1.94	$1.02	$.92	90
Extraordinary item	—	—	—	—	—	.23	(.23)	(100)

Net income	$1.25	$.25	$1.00	400	$1.94	$1.25	$.69	55

PRO FORMA RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (A):
Revenues and sales	$804.1	$826.0	$(21.9)	(3)	$3,261.7	$3,216.4	$45.3	1
Operating income before depreciation and amortization (OIBDA)	$415.2	$413.7	$1.5	—	$1,657.4	$1,647.6	$9.8	1

(A)	Pro forma results from current businesses adjusts results of operations under Generally Accepted Accounting Principles (“GAAP”) for the effects of the Company’s spin off from Alltel Corporation (“Alltel”) and merger with Valor Communications Group, Inc. (“Valor”), the discontinuance of the application of Statement of Financial Accounting Standard (“SFAS”) No. 71, the split off of the directory publishing business, and the acquisition of CT Communications, Inc. (“CTC”). For further details of these adjustments, see the Notes to Unaudited Reconciliations of Results of Operations Under GAAP to Pro Forma Results from Current Businesses.

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WINDSTREAM CORPORATION

UNAUDITED SUPPLEMENTAL OPERATING INFORMATION-Page 2

(Dollars in millions, customers in thousands)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	December 31, 2007	December 31, 2006	Increase (Decrease) Amount	%	December 31, 2007	December 31, 2006	Increase (Decrease) Amount	%
UNDER GAAP:
Wireline:
Revenues and sales	$794.6	$780.7	$13.9	2	$3,112.5	$2,758.6	$353.9	13
Access lines	3,203.2	3,219.3	(16.1)	(1)
Net access line additions/(losses) (A)
Internal	(38.2)	(44.0)	5.8	13	(148.3)	(136.9)	(11.4)	(8)
Acquired	—	—	—	—	132.2	500.9	(368.7)	(74)

Net access line additions/(losses)	(38.2)	(44.0)	5.8	13	(16.1)	364.0	(380.1)	(104)

Average access lines	3,221.5	3,240.5	(19.0)	(1)	3,188.4	3,022.9	165.5	5
High-speed Internet customers	871.4	656.1	215.3	33
Net high-speed Internet additions
Internal	41.2	53.0	(11.8)	(22)	184.4	191.4	(7.0)	(4)
Acquired	—	—	—	—	30.9	67.0	(36.1)	(54)

Net high-speed Internet additions	41.2	53.0	(11.8)	(22)	215.3	258.4	(43.1)	(17)

Average revenue per customer per month (B)	$82.22	$80.31	$1.91	2	$81.35	$76.05	$5.30	7
Digital satellite television customers	195.6	87.7	107.9	123
Net digital satellite television additions
Internal	18.1	26.2	(8.1)	(31)	107.9	78.5	29.4	37
Acquired	—	—	—	—	—	—	—	—

Net digital satellite television additions	18.1	26.2	(8.1)	(31)	107.9	78.5	29.4	37

Long distance customers	2,066.6	1,957.1	109.5	6
Net long distance customer additions/(losses) (A)
Internal	1.1	(15.9)	17.0	107	(12.4)	0.5	(12.9)
Acquired	—	—	—	—	121.9	239.7	(117.8)	(49)

Net long distance customer additions/(losses)	1.1	(15.9)	17.0	107	109.5	240.2	(130.7)	(54)

Wireless:
Wireless customers	51.5	—	51.5		51.5	—	51.5
Net wireless customer additions
Internal	0.4	—	0.4		0.4	—	0.4
Acquired	—	—	—		51.1	—	51.1

Net wireless customer additions	0.4	—	0.4		51.5	—	51.5

Consolidated:
Capital expenditures	$97.4	$129.6	$(32.2)	(25)	$365.7	$373.8	$(8.1)	(2)

FROM PRO FORMA RESULTS (C):
Wireline:
Revenues and sales	$781.4	$793.4	$(12.0)	(2)	$3,159.3	$3,111.6	$47.7	2
Access lines	3,203.2	3,357.5	(154.3)	(5)
Net access line losses	(38.2)	(45.5)	7.3	16	(154.3)	(148.4)	(5.9)	(4)
Average access lines	3,221.5	3,379.4	(157.9)	(5)	3,281.9	3,437.1	(155.2)	(5)
High-speed Internet customers	871.4	682.6	188.8	28
Net high-speed Internet additions	41.2	54.1	(12.9)	(24)	188.8	212.0	(23.2)	(11)
Average revenue per customer per month (B)	$80.85	$78.26	$2.59	3	$80.22	$75.44	$4.78	6
Digital satellite television customers	195.6	87.7	107.9	123
Long distance customers	2,066.6	2,077.5	(10.9)	(1)

Wireless:
Wireless customers	51.5	49.2	2.3	5

Consolidated:
Capital expenditures	$97.4	$147.9	$(50.5)	(34)	$396.6	$443.3	$(46.7)	(11)

(A)	As part of the integration of CTC, the Company reviewed its access line and long distance customer counting methodology. As a result of this review, the Company changed its methodology and access lines and long distance customers reported in historical periods have been revised to conform to the revised approach. This change resulted in a reduction of Windstream’s reported access lines of approximately 25,000 access lines and 34,000 long distance customers.

(B)	Average revenue per customer per month is calculated by dividing total wireline revenues by average customers for the period.

(C)	Pro forma results from current businesses adjusts results of operations under GAAP for the effects of the Company’s spin off from Alltel and merger with Valor, the discontinuance of the application of SFAS No. 71, the split off of the directory publishing business, and the acquisition of CTC. For further details of these adjustments, see the Notes to Unaudited Reconciliations of Results of Operations Under GAAP to Pro Forma Results from Current Businesses.

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP-Page 3

(In millions)

ASSETS

	December 31, 2007	December 31, 2006
CURRENT ASSETS:
Cash and short-term investments	$72.0	$386.8
Accounts receivable (less allowance for doubtful accounts of $13.3 and $10.4, respectively)	327.1	337.2
Inventories	30.1	43.5
Prepaid expenses and other	42.0	29.2
Assets held for sale
Acquired assets held for sale	26.6	—
Directory publishing assets held for sale	—	80.0

Total current assets	497.8	876.7

Goodwill	2,276.4	1,965.0
Other intangibles	1,198.5	1,100.4
Net property, plant and equipment	4,042.3	3,939.8
Other assets	195.7	148.8

TOTAL ASSETS	$8,210.7	$8,030.7

LIABILITIES AND SHAREHOLDERS’ EQUITY

	December 31, 2007	December 31, 2006
CURRENT LIABILITIES:
Current maturities of long-term debt	$24.3	$32.2
Accounts payable	161.9	169.5
Advance payments and customer deposits	91.4	82.8
Accrued dividends	113.6	119.2
Accrued taxes	52.6	31.9
Accrued interest	139.6	148.2
Other current liabilities	57.7	68.4
Liabilities related to directory publishing assets held for sale held for sale	—	32.4

Total current liabilities	641.1	684.6

Long-term debt	5,331.2	5,456.2
Deferred income taxes	1,106.1	990.8
Other liabilities	432.5	429.3

SHAREHOLDERS’ EQUITY:
Common stock	—	—
Additional paid-in capital	286.8	550.5
Accumulated other comprehensive income (loss)	(103.0)	(150.8)
Retained earnings	516.0	70.1

Total shareholders’ equity	699.8	469.8

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,210.7	$8,030.7

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP-Page 4

(In millions)

	TWELVE MONTHS ENDED
	December 31, 2007	December 31, 2006
Cash Provided from Operations:
Net income	$917.1	$545.3
Adjustments to reconcile net income to net cash provided from operations:
Gain on sale of publishing business	(451.3)	—
Extraordinary item, net of income taxes	—	(99.7)
Depreciation and amortization	507.5	449.6
Provision for doubtful accounts	28.5	18.4
Stock-based compensation expense	15.9	1.9
Pension and post retirement benefits expense	39.3	32.8
Deferred taxes	13.0	30.2
Other, net	15.6	6.8
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(12.3)	(40.9)
Accounts payable	(3.0)	20.5
Accrued interest	(9.1)	131.0
Accrued taxes	27.2	40.9
Other current liabilities	(49.6)	(2.1)
Other liabilities	(14.6)	35.0
Other, net	9.5	(24.0)

Net cash provided from operations	1,033.7	1,145.7

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(365.7)	(373.8)
Acquisition of CT Communications, net of cash acquired	(546.8)	—
Disposition of publishing business	40.0	—
Cash acquired from Valor	—	69.0
Other, net	5.4	5.8

Net cash used in investing activities	(867.1)	(299.0)

Cash Flows from Financing Activities:
Dividends paid on common shares	(476.8)	(102.2)
Dividends paid to Alltel pursuant to spin off	—	(2,275.1)
Dividends paid to Alltel prior to spin off	—	(99.0)
Repayment of debt	(811.0)	(871.4)
Debt issued, net of issuance costs	848.9	3,156.1
Stock repurchase	(40.1)	—
Changes in advances to Alltel prior to spin off	—	(310.8)
Other, net	(2.4)	30.6

Net cash used in financing activities	(481.4)	(471.8)

Increase (decrease) in cash and short-term investments	(314.8)	374.9

Cash and Short-Term Investments:
Beginning of the period	386.8	11.9

End of the period	$72.0	$386.8

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WINDSTREAM CORPORATION

UNAUDITED RECONCILIATION OF REVENUES AND SALES AND OPERATING INCOME UNDER GAAP TO PRO FORMA REVENUES AND SALES AND PRO FORMA OIBDA FROM CURRENT BUSINESSES (NON-GAAP)-Page 5

(In millions)

			THREE MONTHS ENDED		TWELVE MONTHS ENDED
			December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Consolidated revenues and sales under GAAP			$827.8	$827.6	$3,260.8	$3,033.3

Pro forma adjustments:
Valor revenues and sales prior to merger	(A	)	—	—	—	275.2
CTC revenues and sales prior to acquisition	(B	)	—	47.2	129.3	186.5
Elimination of billings to Valor	(C	)	—	—	—	(8.8)
Elimination of billings to/from CTC	(D	)	—	(2.7)	(7.5)	(10.5)
Discontinuance of SFAS No. 71	(E	)	—	—	—	(106.5)
Directory publishing revenues	(F	)	(23.7)	(46.1)	(120.9)	(152.8)

Consolidated pro forma revenues and sales from current businesses			$804.1	$826.0	$3,261.7	$3,216.4

Wireline revenues and sales under GAAP			$794.6	$780.7	$3,112.5	$2,758.6

Pro forma adjustments:
Valor revenues and sales prior to merger	(A	)	—	—	—	275.2
CTC revenues and sales prior to acquisition	(B	)	—	37.0	101.4	147.8
Discontinuance of SFAS No. 71	(E	)	—	—	—	(3.4)
Directory publishing revenues	(F	)	(13.2)	(24.3)	(54.6)	(66.6)

Wireline pro forma revenues and sales from current businesses			$781.4	$793.4	$3,159.3	$3,111.6

Operating income under GAAP			$300.1	$285.6	$1,151.1	$898.8

Pro forma adjustments:
Valor operating income prior to merger	(A	)	—	—	—	80.9
CTC operating income prior to acquisition	(B	)	—	7.7	13.8	24.3
Valor merger and integration costs prior to merger	(G	)	—	—	—	15.6
CTC merger and integration costs prior to acquisition	(H	)	—	—	2.2	—
Valor customer list amortization	(I	)	—	—	—	(24.1)
CTC customer list amortization	(J	)	—	(2.3)	(6.1)	(9.2)
Discontinuance of SFAS No. 71	(E	)	—	—	—	0.4
Merger and integration costs	(K	)	3.3	15.9	9.3	38.8
Royalty expense to Alltel	(L	)	—	—	—	129.6
Operating income adjustment for split off of directory publishing:
Wireline	(F	)	(10.5)	(20.5)	(42.2)	(53.9)
Other	(F	)	(0.5)	(6.3)	(5.4)	(10.6)

Adjusted operating income			292.4	280.1	1,122.7	1,090.6
Depreciation and amortization	(M	)	122.8	133.6	534.7	557.0

Pro forma OIBDA from current businesses			$415.2	$413.7	$1,657.4	$1,647.6

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WINDSTREAM CORPORATION

NOTES TO UNAUDITED RECONCILIATIONS OF RESULTS OF OPERATIONS UNDER GAAP TO PRO FORMA RESULTS FROM CURRENT BUSINESSES-Page 6

Windstream Corporation has entered into various transactions over the last two years that may cause results reported under GAAP to be not necessarily indicative of future results. On July 17, 2006, Windstream Corporation was formed through the spin off of Alltel Corporation’s (“Alltel”) wireline telecommunications business to its shareholders, and the subsequent merger of that wireline business with Valor Communications Group, Inc. (“Valor”). On August 31, 2007, Windstream completed the acquisition of CT Communications, Inc. (“CTC”). Under the terms of the transaction CTC shareholders received $31.50 in cash for each of their shares of CTC common stock. On November 30, 2007, Windstream completed the split off its directory publishing business to Welsh, Carson, Anderson, and Stowe (“WCAS”), a private equity investment group and Windstream shareholder. In exchange for Windstream’s publishing business, Windstream received a special cash dividend of $40.0 million, received $210.5 million in debt relief through a debt-for-debt exchange, and retired approximately 19.6 million shares in Windstream common stock held by WCAS. As a result of completing this transaction, Windstream recorded a gain of $451.3 million in the fourth quarter of 2007. As disclosed in the Windstream Form 8-K filed on February 8, 2008, the Company has presented in this earnings release unaudited pro forma results from current businesses, which include results from Valor and CTC for periods prior to their acquisitions and excludes (1) results from the directory publishing business, (2) the impact of discontinuing SFAS No. 71, “Accounting for the Effects of Certain Types of Regulation,” and (3) all merger and integration costs resulting from the transactions discussed above.

Windstream’s purpose for including the results of the acquired businesses, and for excluding non-recurring items and the results of the directory publishing business, is to improve the comparability of results of operations for the three and twelve months ended December 31, 2007 to the results of operations for the same periods of 2006. Windstream’s purpose for these adjustments is to focus on the true earnings capacity associated with providing telecommunication services. Management believes the items either included or excluded from pro forma results from current businesses are related to strategic activities or other events, specific to the time and opportunity available, and, accordingly, should be excluded when evaluating the Company’s operations. In the second quarter of 2007, the Company revised its presentation of historical pro forma results to include severance expenses. These expenses had been excluded in prior quarters, but should not necessarily be viewed as non-recurring. Management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of the businesses. The Company uses pro forma results from current businesses, including pro forma revenues and sales and pro forma OIBDA from current businesses, as a key measure of the operational performance of its business segments. Windstream management, including the chief operating decision-maker, uses these measures consistently for all purposes, including internal reporting purposes, the evaluation of business objectives, opportunities and performance, and the determination of management compensation.

(A)	To reflect operating results recognized by Valor prior to the merger.

(B)	To reflect operating results recognized by CTC prior to acquisition.

(C)	To eliminate the intercompany revenues and related expenses associated with customer billing services provided by Alltel to Valor for periods prior to the merger.

(D)	To eliminate the intercompany revenues and related expenses primarily associated with carrier access billings between Windstream and CTC for periods prior to the acquisition.

(E)	These adjustments are related to the discontinuance of SFAS No. 71 during the third quarter of 2006.

(F)	To reflect the split off of the Company’s directory publishing business.

(G)	Prior to the merger, Valor incurred $15.6 million in merger and integration costs during 2006, related primarily to the acceleration of restricted stock that vested immediately upon the closing of the transaction.

(H)	Prior to the acquisition, CTC incurred $2.2 million in merger and integration costs during 2007, consisting primarily of transaction costs related to the proposed acquisition.

(I)	To recognize amortization for the acquired Valor customer list prior to the merger.

(J)	To recognize amortization for the acquired CTC customer list prior to the acquisition.

(K)	The Company incurred $3.7 million in costs related to the sale of its directory publishing business and $5.6 million in costs related to the acquisition of CTC during the twelve months ended December 31, 2007. Of these amounts, $0.4 million in costs were recorded in the fourth quarter of 2007 related to the sale of the directory publishing business, and $2.9 million in costs were recorded in the fourth quarter of 2007 related to signage and rebranding, system conversion, and administrative costs for the CTC acquisition. During the twelve months ended December 31, 2006, in connection with the spin off from Alltel and merger with Valor, the Company incurred $38.8 million of incremental costs, primarily consisting of consulting and legal fees. Of the expenses incurred relating to the spin off transaction, $15.9 million in fees were recorded in the fourth quarter of 2006.

(L)	Royalty expense charged by Alltel to the Company for the use of the Alltel brand name was eliminated due to the spin off of the wireline telecommunications business from Alltel and the cessation of these charges.

(M)	Includes depreciation and amortization expense under GAAP, Valor depreciation expense incurred prior to the merger, CTC depreciation and amortization expense incurred prior to the acquisition, depreciation expense for directory publishing prior to the sale, and other pro forma adjustments to depreciation and amortization expense.

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